RESTRICTED STOCK UNIT AGREEMENT PURSUANT TO THE
TECHNIPFMC PLC INCENTIVE AWARD PLAN

Directors

This Restricted Stock Unit Agreement (the “Agreement”) is made as of March 8, 2022 (the “Grant Date”) by TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and <<Participant Name>> (the “Participant”).

The TechnipFMC plc Incentive Award Plan (the “Plan”), as it may be amended or restated from time to time, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will prevail.

The Compensation & Talent Committee of the Company’s Board of Directors (the “Committee”) determined that it would be in the interest of the Company and its stockholders to grant an award of restricted stock units to the Participant as an inducement to remain in the service of the Company.

The Committee, on behalf of the Company, grants to the Participant an award of <<Shares Granted>> restricted stock units (the “RSUs”) of the Company’s ordinary shares (the “Shares”). The award is made upon the following terms and conditions:

1.    Vesting. The RSUs will vest one year following the Grant Date (the “Vesting Date”), subject to the Participant’s continued service as a Director of the Company through the Vesting Date. The RSUs will be payable as elected by the Participant pursuant to a timely filed Award Election Form under the TechnipFMC plc Directors Deferred Compensation Plan, or if no such election is made, then upon termination of service from the Board of Directors, unless otherwise provided in Section 2 and 3 below (the “Settlement Date”). All RSUs will be forfeited upon Participant’s Termination of Service before the Vesting Date other than as provided in Sections 2 or 3 below. Prior to the Vesting Date, an Award remains subject to substantial risk of forfeiture.

2.    Death or Disability. Notwithstanding Section 1, in the event of Participant’s death or Disability (as defined below) prior to the Vesting Date, the RSUs will vest in full and be payable as soon as practicable, but not more than sixty (60) days, following the date of such death or Disability. “Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.

3.    Change in Control. Notwithstanding Section 1, the RSUs will vest in full and be payable on the consummation of the Change in Control.

4.    Rights and Obligations as Stockholder.

(a)    Prior to the Settlement Date, the Participant may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the RSUs. The Participant will receive Dividend Equivalents on the RSUs, provided, however, that no Dividend Equivalents shall be payable prior to the Vesting Date on any unvested RSUs. All Dividend Equivalents paid on unvested RSUs shall be held by the Company until such RSUs become vested RSUs and shall be paid to the Participant as soon as practicable, but no later than sixty days following the Settlement Date.

(b)    After the Settlement Date, the Participant agrees to comply with any and all of the Company’s policies and procedures related to trading in the Company’s Shares, including, but not limited to, the Company’s Code of Business Conduct and the Insider Trading Policy and the insider trading and anti-market abuse rules of the U.S. Securities Exchange Act, the Market Abuse Regulation ((EU) No 596/2014 (MAR) and the UK Market Abuse Exit Regulations 2019.

5.    No Limitation on Rights of the Company. The granting of RSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.    Employment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company will continue to appoint the Participant as a Director, or as affecting in any way the right of the Company to terminate the appointment of the Participant at any time.

7.    Government Regulation. The Company’s obligation to deliver Shares following the Vesting Date will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.    Withholding. The Company, in accordance with the terms of the Plan, will comply with all applicable withholding tax laws, and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the Shares to which the Participant or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Shares. For purposes of withholding, Fair Market Value shall be equal to the closing price (as reported on the New York Stock Exchange) of the Shares on the Settlement Date, or, if the Settlement Date is not a business day, the next business day immediately following the Settlement Date.

9.    Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, TechnipFMC plc, John T. Gremp Campus, 13450 Lockwood Road, Houston, Texas 77044, and any notice to the Participant (or other person entitled to receive the RSUs) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Any notice will be deemed to be duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

10.    Administration. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, if any, a copy of which has been made available to the Participant.

11.    Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

12.    Sole Agreement. This Agreement constitutes the entire agreement between the parties to it relating to the RSUs and supersedes any and all prior oral and written representations. This Agreement may only be amended by written agreement between the Company and the Participant.

13.    Delivery of Documents. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in a government sponsored postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.

(a)    Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described herein. Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan and this Agreement.

(b)    Paper Copies. Participant acknowledges that he or she may receive form the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such document fails.

14.    Section 409A. This Award is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

15.    Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware.

16.    Data Privacy. Participant acknowledges, agrees and consents, in order to perform, including to implement, manage and administer the Plan and the Agreement (“Purposes”), it is necessary to collect and process certain personal information concerning the Participant including: Participant’s name, home address, telephone number, date of birth, national identification number, nationality, any shares of stock held in the Company and details of all Awards (“Data”). The Company, having its registered office at One St. Paul’s Churchyard, London, EC4M 8AP, United Kingdom, is the data controller for such processing. As the case may be, Data are collected directly from the Participant or are provided by the Company.

In addition to the Purposes, Company uses the Data (i) in order to comply with securities law and financial reporting and other legal requirements, and (ii) on the basis of its legitimate interest in case of a pending and/or threatening dispute and/or (legal) claim, investigation by a relevant supervisory authority, litigation or arbitration, to determine its legal position, in order to obtain (external) advice and/or to establish and/or defend its (legal) position and/or to exercise a (legal) claim.

Data may be disclosed to third-party stock plan administrators (including banks, brokers, custodians, central securities depositories, stock exchanges, etc.), their respective auditors, advisors and consultants and any other parties as may be required or appropriate for the Purposes. Data may also be made available to public authorities where required by law or regulation and may also be disclosed to judicial and arbitration courts and/or committees and external advisors. These entities and authorities may be located in the United States, the United Kingdom, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in the Participant’s jurisdiction of residence. Where relevant, the Company and its Subsidiaries will implement appropriate safeguards to ensure the protection of the Data when disclosing the Data to a third party, such as the standard contractual clauses proposed by the European Commission. Participant may request a copy of such safeguards by contacting the

TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.

Participant may request to have access to the his or her Data, to rectify any such Data, to erase the Data, to restrict processing of the Data, to object to the processing of the Data, as well as request Data portability pursuant to Articles 15 to 21 of the GDPR or other similar applicable regulations and has the right to file complaints and/or claims with the competent data protection authority. Requests regarding the Data, questions or complaints may be addressed by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com.

Data will be held and used only as long as is necessary for the Purposes. Only where the Company and/or its Subsidiaries are legally obliged to (e.g. for compliance with legal and financial reporting purposes), or where this is necessary for defending their interests in the context of judicial proceedings, the Company will store the Data for longer periods. Participant may request further information on retention period applicable to the Data by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com.

It is obligatory for the Participant to provide any Data requested. If the Participant chooses not to furnish any Data requested or restrict the processing of the Data, Company will not be able to perform its obligations under the Plan or this Agreement.

If Participant is located outside of the European Economic Area and to the extent consent to the processing and/or the transfer of Data is required by law, Participant hereby consents to such processing and/or transfer as described in this Section 16. At any time, Participant may withdraw the consent given herein in writing by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com. Participant acknowledges, agrees and accepts that in the event he or she chooses to withdraw his or her consent, Company may not be able to perform its obligations and administer the Plan and the Agreement.

17.    Funding. The RSUs represent an unfunded promise to pay and deliver Shares in the future.

Executed as of the Grant Date.

TechnipFMC plc

By:

Nisha Rai	<<Participant Name>>
Executive Vice President, People & Culture	<<Signed Electronically>>

<<Acceptance Date>>

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

SCHEDULE A

TO TECHNIPFMC PLC INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT AWARD AGREEMENT

COUNTRY SCHEDULE

This Schedule A includes (i) additional terms and conditions applicable to all Participants, and (ii) additional terms applicable to Participants providing services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement, unless otherwise noted, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Schedule A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.

Participants are advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the country of residence may apply to Awards.

I.    GLOBAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS

By acceptance of the Award, the Participant acknowledges and agrees that:

(a)    No Guarantee of Continued Service. THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF THE PARTICIPANT CONTINUES AS A DIRECTOR, OR EMPLOYEE (AS APPLICABLE) OF THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE UNLESS OTHERWISE SPECIFICALLY PROVIDED IN THE AGREEMENT. THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME,AND FOR ANY REASON, NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN A PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY.

(b)    The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.

(c)    The grant of the RSUs under the Plan is voluntary and occasional and does not give Participant any contractual or other right to receive RSUs or benefits in lieu of RSUs in the future, even if a Participant has received RSUs repeatedly in the past.

(d)    All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any RSUs may vest, will be at the sole discretion of the Administrator.

(e)    Participation in the Plan is voluntary.

(f)    The value of the RSUs is an extraordinary item of compensation that is outside of the scope of any directorship, consultancy or employment contract or relationship.

(g)    The RSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.

(h)    The RSUs shall expire, terminate and be forfeited upon Termination of Services for any reason, except as otherwise explicitly provided in this Agreement as may be modified by this Schedule A and/or the Plan.

(i)    The future value of the Shares that may be issued upon vesting of the RSUs is unknown and cannot be predicted with any certainty.

(j)    No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the RSUs or any portion thereof.

(k)    Neither the Company nor any Subsidiary has provided, nor will they provide, any Participant with specific tax, legal or financial advice with respect to the RSUs, the Shares issuable upon vesting of RSUs, this Agreement, this Schedule A or the Plan. Neither the Company nor any Subsidiary is making, nor have they made, any recommendations relating to participation in the Plan, the receipt of the RSUs or the acquisition or sale of Shares upon receipt of RSUs.

(l)    The Participant shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon vesting of the RSUs.

(m)    It shall be the Participant’s responsibility to comply with any and all exchange control requirements applicable to the RSUs and the sale of Shares issued upon vesting of the RSUs and any resulting funds including, without limitation, reporting or repatriation requirements.

(n)    The Participant shall be responsible for legal compliance requirements relating to the RSUs or the ownership and possible sale of any Shares issued upon vesting of the RSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from local currency, the transfer of funds to or from the United States, and the opening and use of a U.S. brokerage account.

(o)    If this Agreement, the Plan, any website or any other document related to the RSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. By acceptance of the RSUs, the Participant confirms having read and understood the documents relating to the Plan and the RSUs, including, without limitation, this Agreement and this Schedule A, which were provided in English, and waives any requirement for the Company to provide these documents in any other language.

(p)    The Participant’s right to vest in the RSUs will terminate effective as of the date that is the earlier of (1) the effective date of the Participant’s Termination of Services (whether or not in breach of local labor laws), or (2) the date he or she is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs.

(q)    To the extent the Participant is providing services in a country identified in Section II of this Schedule A, such Participant understands and agrees that the provisions for such country apply and are incorporated into the Agreement.

II.    COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

AUSTRALIA

The provisions of this Country Schedule for Australia provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Australia for tax, labour or securities law purposes.

5.    Award Plan. A copy of the Plan is attached to this Agreement.

6.    The Plan and this Agreement do not constitute financial advice. Any advice given by the Company in relation to the RSUs or the Shares does not constitute financial advice and does not take into account the Participant’s objectives, financial situation and needs.

In considering the RSUs and the Shares that the Participant will hold on vesting of the RSUs, the Participant should consider the risk factors that could affect the performance of the Company. The Participant should be aware that there are risks associated with any stock market investment. It is important to recognize that stock prices and dividends might fall or rise. Factors affecting the market price include domestic and international economic conditions and outlook, changes in government fiscal, monetary and regulatory policies, changes in interest rates and inflation rates, the announcement of new technologies and variations in general market conditions and/or market conditions which are specific to a particular industry. In addition, share prices of many companies are affected by factors which might be unrelated to the operating performance of the relevant company. Such factors might adversely affect the market price of the Shares in the Company. Further, there is no guarantee that the Company’s Shares will trade at a particular volume or that there will be an ongoing liquid market for the Shares, accordingly there is a risk that, should the market for the Shares become illiquid, the Participant will be unable to realize the Participant’s investment.

The Participant should carefully consider these risks in light of the Participant’s investment objectives, financial situation and particular needs (including financial and tax issues) and seek professional guidance from your stockbroker, solicitor, accountant, financial adviser or other independent professional adviser before deciding whether to accept the offer of RSUs or to acquire Shares.

7.    How to Calculate Values in Australian Dollars. The Participant may be paid earned RSUs which have vested in accordance with the vesting schedule outlined above in accordance with the terms of the Plan by delivery of Shares in the Company or the payment of cash of an amount equal to the Fair Market Value of those shares (or a combination of both). The Participant will not be required to pay any amount for the payment of earned RSUs.

The Participant can ascertain the market price of a Share in the Company from time to time by visiting either:

•the Company’s website (http://www.technipfmc.com/en/);

•in United States Dollars (“USD”) on the New York Stock Exchange website (https://www.nyse.com/index) and searching for “TechnipFMC” or “FTI”; or

To determine the market value of a Share in Australian Dollars (“AUD”), you will need to apply the prevailing USD : AUD or EUR:AUD exchange rate (as relevant). For example, if the exchange rate is

1 USD : 1.5 AUD, and one Share has a value of USD $1 on the NYSE, its equivalent value will be AUD
$1.50. Please contact your bank for the prevailing USD: AUD exchange rate or for an approximate exchange rate published by the Reserve Bank of Australia you can follow this link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.

8.    Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers coming into or going out of Australia. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.

BRAZIL

The provisions of this Country Schedule for Brazil provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Brazil for tax, labour or securities law purposes.

1.    Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to unvested RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or notice period). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.

2.    Exchange Control Information. If Participant is a resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than the applicable statutory threshold from time to time. Please note that the threshold may be changed annually.

3.    Acknowledgment of Forfeiture and Claw-Back Provisions. In accepting this Agreement, Participant acknowledges being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law.

4.    Securities Restrictions. Awards granted under the Plan do not constitute a public offer of the Shares. The Plan and this Agreement are only addressed to the Participant and other selected Employees and have not been offered or solicited by means of any public communication services. The Shares deliverable upon settlement of the RSUs under the Plan are not negotiable in Brazil.

CANADA

The provisions of this Country Schedule for Canada provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Canada for tax, labour or securities law purposes.

1.    Termination of Service. For the purposes of this Agreement, Participant will be deemed to have experienced a Termination of Service on the date when Participant is no longer providing active services to the Company and its Subsidiaries and affiliates. Such date shall not be extended by any notice of termination period or payment in lieu of notice required to be provided under applicable local law, including common law; provided, however, that where any greater period is expressly required by applicable employment or labour standards legislation (if such legislation is applicable), Termination of

Service will be deemed to occur immediately following the minimum prescribed period under that legislation.

2.    Special Provisions for Participants in Canada.

(a)    French Language Provision. The following provisions will apply if Participant is a resident of Quebec:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement a la présente convention.

(b)    The Company reserves the right to impose other requirements on this RSU and the Shares acquired upon vesting of this RSU, to the extent the Company determines it is necessary or advisable in order to comply with local laws or facilitate the administration of the Plan, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

3.    Detrimental Activity. For the purposes of this Agreement, the definition of “Detrimental Activity” in paragraph 23 shall be expanded to include any act or omission constituting cause for termination of the Participant’s employment or relationship with the Company or its Subsidiaries without notice or other obligation under Applicable Law; provided, however, that for Participants employed in the Province of Ontario, “Detrimental Activity” means wilful misconduct, disobedience or wilful neglect of duty that is not trivial and has not been condoned by the Employer.

4.    Canadian Securities Law Compliance. Participant acknowledges that he/she shall only be permitted to sell any Shares acquired pursuant to the Plan through the facilities of the stock exchange(s) on which the shares are listed at that time.

5.    Data Privacy. Pursuant to Section 20 of the Agreement, Participant hereby consents to the collection, use and disclosure of his/her Data by the Employer and the Company (and each of their service providers) for the Purposes. Canadian Participants’ Data will be kept at St. John’s, Newfoundland and Calgary, Alberta and accessible to limited People and Culture employees. The persons designated to be responsible for ensuring that the Employer and/or the Company, as applicable, complies with applicable privacy and data protection laws in Canada are the Senior Human Resources Manager for TechnipFMC Canada Ltd. and the Manager, Human Resources & Administration for TechnipFMC Canada Ltd. who can be respectively reached at the following contact details: + 1 403 781 3267 and +1 709 724 1858. Canadian Participants may contact them to request access to their Data and/or to rectify any such Data, subject to certain required or permitted exceptions under Applicable Law. Participants may also contact them with any questions or complaints, including any questions about the collection, use, disclosure or storage of personal information by the Employer’s service providers and affiliates outside Canada (including the Company) or to obtain written information about the Employer’s policies and practices with respect to such service providers and affiliates outside Canada.

FRANCE

The provisions of this Country Schedule France provide additional definitions and conditions for the purpose of granting restricted stock units (the “RSUs”) which are intended to qualify for specific French personal income tax and social security treatment in France applicable to shares granted for no consideration under Articles L. 225-197-1 to L. 225-197-6 of the French Commercial Code (Code de Commerce), for qualifying Employees and corporate officers (mandataires sociaux) who are resident in France for French tax purposes and/or subject to the French social security regime.

Notwithstanding any other provisions of the Plan and the Sub-Plan, RSUs granted under this Country Schedule France to Participants resident in France are subject to the additional following conditions:

1.    Death, Disability or Retirement. In the event of Participant’s death prior to the Vesting Date, all of the RSUs will vest immediately and the underlying Shares shall be issued to his or her heirs, at their request made within 6 months following the Participant’s date of death. In the event of the Participant’s Disability (as defined below) prior to the Vesting Date, all of the RSUs will vest and be immediately transferable as of the date of such Disability. In the event of Participant’s Retirement (as defined below) prior to the Vesting Date, the Participant will retain the right to receive vested RSUs on the Vesting Date.

2.    Dividends - Dividend Equivalents - Right to Vote. Prior to the Vesting Date, the Participant will not be entitled to receive Dividend Equivalents on the RSUs.

    The Participant is not a shareholder and shall not be entitled to any shareholder’s rights, including but not limited to right to dividends or other distributions made or right to vote, in respect of the RSUs, until the underlying shares have been issued or delivered to the French Participant.

    As from the settlement of the RSUs, the French Participant shall be entitled to dividends, distributions, right to vote or any other rights attached to the shares as they arise.

3.    Change in Control. Notwithstanding Section 3 of the Agreement, in the event of a corporate transaction or a Change in Control as set forth in Section 2.11 of the Plan, adjustments to the terms and conditions of the RSUs or underlying Shares may be made only in accordance with the Plan and the Agreement, in which cases the RSUs may no longer qualify for specific French personal income tax and social security treatment.

4.    Data Privacy. In addition to the rights mentioned in Section 17 of the Agreement, Participant also has a right to issue directives for the purposes of deciding what should happen to his or her Data after his or her death.

5.    Definitions. For all purposes of this Agreement and the Plan the following defined terms shall apply:

(a)    “Disability” means: Participant’s inability corresponding to the 2nd or 3rd category among the categories set forth in Article L. 341-4 of the French Social Security Code.

(b)    “Good Reason” means, for an Employee, termination for alleged economic reasons for dismissal as defined by French law (motif économique de licenciement). For corporate officers (mandataires sociaux), the definition of “Good Reason” shall be the same as that set forth in the Agreement, adapted mutatis mutandis to a corporate officer, subject to the condition that the occurrence of the item or items listed therein result from a shareholder decision.

(c)    “Retirement” means termination of the Participant’s employment contract and/or corporate officer position, by either party, at a time the Participant is entitled to benefit from full pension rights (retraite à taux plein).

6.    Confidentiality and Non-Compete Agreement – Exhibit A.

For the avoidance of doubt, the specific provisions in paragraphs (a) through (c) below to the Confidentiality and Non-Compete supersede the Confidentiality and Non-Compete and its French translation in Exhibit A.1.

Il est précisé que les dispositions spécifiques figurant aux paragraphes (a) à (c) ci-après dérogent aux dispositions de la Clause de Confidentialité et de Non-Concurrence et à celles de la traduction française de celle-ci figurant à l’Exhibit A.1.

(a)    The covenant contained in Clause 1 of the Confidentiality and Non-Compete Agreement applies during employment and for only a period of ten years following termination of employment.

L’obligation figurant à l’article 1 de la Clause de Confidentialité et de Non-Concurrence s’applique pendant toute la période d’emploi ainsi que pour une durée de dix ans suivant la rupture du contrat de travail ou de la cessation du mandat social.

(b)    The Restricted Area as defined in Clause 2(a)(iii) of the Confidentiality and Non-Compete Agreement shall instead be defined as: France, the United Kingdom of Great Britain and Northern Ireland, Norway and the State of Texas (U.S.A.).

Le périmètre de la Zone Géographique prévu à l’article 2(a)(iii) de la Clause de Confidentialité et de Non Concurrence est remplacé par le suivant : France, Royaume-Uni de Grande-Bretagne et d’Irlande du Nord, Norvège et État du Texas (États-Unis).

(c)    The Employer has the unilateral and discretionary right to waive the covenant(s) contained in Clauses 2(a)(i), (ii) and/or (iii) by notifying such decision to the Participant in writing at the latest 15 days (or such earlier date as provided by a collective bargaining agreement mandatorily applicable to the Employer) after notice of termination of employment has been delivered by the Participant to its employer, or vice versa, or by agreeing so in a mutual termination agreement, if applicable.

L’Employeur (défini comme la société TechnipFMC plc ou toute société affiliée, selon le cas) se réserve le droit unilatéral et discrétionnaire de renoncer au(x) engagement(s) contenu(s) dans les clauses 2(a)(i), (ii) et/ou (iii) en notifiant cette décision au Participant par écrit au plus tard 15 jours (ou tout délai plus court prévu par une convention collective s’imposant à l’Employeur) suivant la notification de la rupture du contrat de travail ou du mandat social par l’Employeur ou le Participant. Cette renonciation pourra également être effectuée dans le cadre d’un accord de rupture amiable, le cas échéant.

A French translation of Exhibit A is enclosed below (“Exhibit A.1”). In case of discrepancy between the English version and the French translation, the French translation shall prevail.

Une traduction française de l’Exhibit A figure ci-après (l’« Exhibit A.1 »). En cas de divergence entre la version anglaise et la traduction française, la traduction française prévaudra.

French translation of the Confidentiality and Non-Compete – Exhibit A.1.

Traduction française de la Clause de Confidentialité et de Non-Concurrence – Exhibit A.1.

CONFIDENTIALITE ET NON-CONCURRENCE

1.    Confidentialité. Le Participant s’interdit (sauf dans le cadre de la bonne exécution de ses fonctions) pendant la durée de son contrat de travail ou de son mandat social avec l’Employeur ainsi qu’à tout moment après la cessation dudit contrat ou mandat :

(a)    de divulguer ou de communiquer à toute personne ;

(b)    d’utiliser à des fins personnelles ou à des fins étrangères à celles de l’Employeur ou, le cas échéant, celles d’un de ses clients ; ou

(c)    de causer, par négligence, la divulgation non autorisée de :

tout secret d’affaires, information confidentielle ou exclusive de la Société, de l'une de ses filiales directes ou indirectes (ci-après une « Filiale ») ou de l’un de ses clients (« Information Confidentielle »). Ne sont pas considérées comme des Informations Confidentielles, les informations qui (i) sont ou deviennent généralement accessibles au public autrement qu’en raison, en tout ou en partie, de la divulgation ou d'un acte fautif du Participant ; (ii) étaient accessibles au Participant sous une forme non confidentielle avant leur divulgation par un membre de la Société ou de l’une de ses Filiales ; ou (iii) deviennent accessibles au Participant sous une forme non confidentielle à partir d’une source autre que la Société ou l’une de ses Filiales, à condition que cette source ne soit pas liée à la Société ou l’une de ses Filiales par un engagement de confidentialité. Le Participant doit, à tout moment, faire ses meilleurs efforts pour empêcher la publication ou la divulgation de toute Information Confidentielle. Le Participant s’engage en outre, s’il venait à être interrogé au sujet d'informations faisant l'objet du présent Accord, par toute personne non autorisée à recevoir de telles informations, à en informer la Société par écrit dans les 24 heures. Sauf si cela est nécessaire pour l’exécution des fonctions du Participant pour la Société ou l’une de ses Filiales, le Participant s’engage à ne pas extraire des locaux de la Société ou de l’une de ses Filiales ou soustraire à leur contrôle, toute Information Confidentielle, notamment en copiant ou en transmettant ces renseignements au moyen d'un appareil électronique personnel, d'un téléphone mobile, de disques durs externes, de lecteurs « flash » USB, de périphériques de stockage USB, de périphériques de stockage Fire Wire, de disquettes, de CD ou DVD, de comptes de messagerie personnels, de comptes de stockage en ligne ou cloud, de cartes mémoire, de disques zip ou tout autre support ou moyen similaire permettant de transmettre, stocker ou archiver des données hors des systèmes autorisés par la Société. En cas de cessation du contrat de travail ou du mandat social, le Participant s'engage à restituer toute Information Confidentielle, sous quelque forme que ce soit, à la Société dans un délai de 24 heures.

2.    Restrictions. Dans le cadre de l’exécution de son contrat de travail ou de son mandat social, le Participant a pu avoir accès et continue d’avoir accès à des Informations Confidentielles ainsi qu’à d'autres connaissances exclusives relatives aux activités actuelles et envisagées de la Société et de ses Filiales. En outre, il est susceptible d’être présenté à des clients actuels ou potentiels, investisseurs, prestataires de services, fournisseurs de biens ou de services, partenaires commerciaux et à d’autres relations importantes, de la Société et de ses Filiales. A ce titre, la Société confiera au Participant son goodwill ainsi que des Informations Confidentielles. Par conséquent, sous réserve des modalités de l'article 3, le Participant s’engage à :

(a)    au cours de l’exécution de son contrat de travail ou de son mandat social et pendant une durée de 12 mois suivant le départ effectif de l’entreprise (la « Période de Restriction »), ne pas, directement ou indirectement par l'entremise d'une personne physique ou morale (chacune, une
« Personne »), ayant des activités de génie civil, de construction et de services connexes dans le domaine du pétrole, du gaz et des produits pétrochimiques (l’« Activité »), et notamment, sans y être limitée : Baker Hughes Company, Halliburton Company, McDermott International Inc., National Oilwell Varco Inc., Saipem S.p.A., Schlumberger Ltd., Subsea 7 S.A., Weatherford International plc, ainsi que leurs sociétés affiliées et toute entité leur succédant (l’« Entreprise Concurrente ») de :

(i)    solliciter, inciter, persuader toute Personne, qui, à un quelconque moment au cours de la dernière année d’emploi ou de mandat du Participant au sein de l’Employeur (la « Période Considérée »), était un fournisseur de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles) à réduire le niveau d’activité entre le fournisseur et la Société ou l’une de ses Filiales. Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne ;

(ii)    solliciter des affaires qui sont de même nature ou de nature semblable à la partie de l’Activité pour laquelle le Participant exerçait une partie significative de sa mission à tout moment au cours de la Période Concernée ou pour laquelle le Participant détient des Informations Confidentielles en raison de son emploi ou mandat pendant la Période Considérée (l’une quelconque de ces activités étant définie comme l'« Activité Concurrente ») de toute Personne qui, à un moment donné pendant la Période Concernée était un client de la Société ou de l’une de ses Filiales (et avec lequel le Participant ou l’un de ses subordonnés directs, a été activement impliqué durant cette période ou à l’égard duquel le Participant détient des Informations Confidentielles). Le Participant ne s’adressera à aucun fournisseur à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne. Aux fins de la présente restriction, le terme « client » comprend toutes les Personnes dont la Société ou l’une de ses Filiales a reçu des demandes de renseignements pour la fourniture de biens ou de services relatives à l’Activité, même lorsque ces demandes n'ont pas été concluantes ;

(iii)    être employé, embauché ou fournir activement ses services à toute Entreprise Concurrente ou à toute entreprise ayant une activité identique ou similaire à l’Activité, située à l’intérieur de la Zone Géographique Prohibée (telle que définie ci-dessous) pendant la Période de Restriction ou pour toute période au cours de laquelle le Participant a connaissance d’Informations Confidentielles. La Zone Géographique Prohibée désigne tous les pays, territoires, comtés, paroisses, arrondissements ou équivalent dans lesquels (A) la Société ou l’une de ses Filiales employant le Participant, a des clients ou fournit des services, pour lesquels le Participant a reçu ou obtenu des Informations Confidentielles au cours de sa période d’emploi ou de mandat ; (B) le Participant s’est vu affecter un client ou une mission de service pour la Société ou l’une de ses Filiales au cours de l’année précédente, ou (C) dans laquelle la Société ou l’une de ses Filiales avait un lieu de travail, un chantier, un établissement ou un bureau où le Participant a pu exercer une activité professionnelle pour la Société ou l’une de ses Filiales au cours de l'année précédente (la « Zone Géographique Prohibée »). Les restrictions du présent article 2 s'appliquent également à l'activité du Participant exercée au profit d'une Entreprise Concurrente située dans la Zone Géographique Prohibée même si le lieu de travail du Participant est situé en dehors de la Zone Géographique Prohibée.

(b)    Pendant la Période de Restriction, ne pas employer, embaucher, solliciter, inciter ou persuader toute personne qui, au cours de la Période Concernée, était un salarié, mandataire, consultant ou prestataire de la Société ou de l’une de ses Filiales et qui exerçait pendant la Période Concernée des fonctions d’encadrement dans les domaines de la vente, du marketing, de la finance, de la gestion, ou des fonctions équivalentes, afin d’être embauché ou employé par le Participant ou par toute autre Personne. Le Participant ne s’adressera à aucune personne à une quelconque de ces fins, ni n’autorisera ou n’approuvera la prise de telles initiatives par toute autre Personne.

3.    Limitations et modifications. Les modifications et limitations suivantes s’appliquent aux restrictions prévues à l’article 2 ;

(a)    Les restrictions prévues à l’article 2 ne s’appliquent pas lorsque le Participant a reçu une autorisation écrite et préalable de la Société pour exercer ses activités ou lorsque les activités exercées par le Participant ne sont pas concurrentes de l’Activité de la Société.

(b)    Au cas où l’Employeur dispenserait le Participant de l’exécution d’un éventuel préavis de fin de contrat, le point de départ de la Période de Restriction sera fixé au dernier jour de travail effectif du Participant pour l’Employeur.

(c)    La Société peut ajouter ou retirer des entreprises de la liste des Entreprises Concurrentes en cas de réorganisation, de fusion, d'acquisition, de cession ou de tout autre changement important dans la structure organisationnelle d’une Entreprise Concurrente et avisera par écrit le Participant de toute modification apportée à cette liste, le cas échéant.

(d)    Chacune des restrictions énoncées à l’article 2 est distincte et indépendante. Elles sont considérées par les parties comme étant proportionnées en toutes circonstances. Il est convenu que si l’une ou plusieurs de ces restrictions, devaient être considérées comme excessives pour la protection des intérêts légitimes de l’Employeur mais seraient considérées comme non-excessives si l’une ou plusieurs de leurs stipulations étaient supprimées, la ou les restriction(s) pertinente(s) s'appliquerai(en)t avec la ou les suppression(s) ou réduction(s) nécessaire(s) pour rendre la ou les restriction(s) pertinente(s) valable(s) et effective(s). Dans le cas où l'une ou l'autre des restrictions ne pouvait être modifiée et était considérée inapplicable, elle pourrait être réputée non écrite sans porter atteinte à la validité ou l’effectivité de toute autre disposition du présent accord.

(e)    Le Participant reconnaît qu'il a volontairement accepté les engagements énoncés à l’article 2 et que les limitations et restrictions énoncées aux présentes, notamment les restrictions dans l’espace et dans le temps à l'égard de certaines activités concurrentes, sont proportionnés à tous égards et non excessives ; qu’elles constituent une condition déterminante du présent accord ; qu’elles ont pour objectif et sont nécessaires pour prévenir tout acte de concurrence déloyale, protéger les Informations Confidentielles, le goodwill et intérêts commerciaux importants et légitimes de la Société et de ses Filiales, tout en permettant au Participant d'exercer raisonnablement une activité professionnelle correspondant aux compétences et à l’expertise acquises par lui sans enfreindre les restrictions prévues à l’article 2.

4.    Contrepartie. Le Participant reconnaît que l'octroi de RSUs constitue une contrepartie suffisante aux restrictions prévues aux articles 1 et 2.

5.    Non-interférence avec les droits du lanceur d’alerte. Aucune disposition de la présente Clause de Confidentialité et de Non-Concurrence n'interdit au Participant de signaler d'éventuelles violations de la loi ou de la réglementation à tout organisme ou autorité gouvernementale ou administrative et/ou de faire des révélations conformément aux dispositions législatives relatives à la protection des lanceurs d’alerte.

6.    Exécution forcée des engagements. La Société pourra engager toute action qu’ellel estime nécessaire et juridiquement permise afin de faire respecter les engagements pris au titre du présent accord ou de prévenir toute violation ou risque de violation des articles 1 et 2 du présent accord, notamment en vue de l’indemnisation de tout préjudice résultant d’une telle violation ou d’un tel risque de violation, et/ou l’engagement de toute action judiciaire en vue de mettre un terme à une telle violation ou un tel risque de violation de la présente Clause de Confidentialité et de Non-Concurrence. En raison de la difficulté d'évaluer le préjudice économique subies par la Société et ses Filiales résultant de la violation des articles 1 et 2 du présent accord par le Participant, et en raison du dommage immédiat et irréparable qu’une telle violation serait susceptible de causer, sans autre recours juridique adéquat, le Participant convient que dans le cas où la Société considère à sa seule discrétion que le Participant viole ou risque de violer l’une quelconque de ces dispositions, la Société est en droit d’obtenir une injonction (sans obligation de déposer une caution) de la juridiction compétente en vue de mettre un terme ou d’interdire une telle violation ou un tel risque de violation. Une telle injonction ne constitue pas le seul recours de la Société en cas de violation ou de menace de violation de ces engagements, mais s'ajoute à tous les autres droits et recours dont la Société dispose en droit et en équité, en ce compris l’obtention d’une indemnisation spécifique.

INDIA

The provisions of this Country Schedule for India provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in India for tax, labour or securities law purposes.

1.    RSUs Not Part Of Compensation. The RSUs are not part of normal or expected compensation, remuneration, salary, wages, allowances or emoluments of the Participants, for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, gratuity, retrenchment compensation, bonuses, long-service awards, pension or retirement benefits, overtime, leave pay, social welfare contributions, or any other payment or benefit under any applicable Indian labor and employment laws.

2.    Key Managerial Personnel Notification Obligation. Participants who are directors or key managerial personnel of the Indian subsidiary shall provide such Indian subsidiary with details of securities held by them in the Company pursuant to the Plan and this Agreement, including inter alia the number thereof, price paid, date of acquisition, and mode of holding in order for such Indian subsidiary or Affiliate to comply with the applicable reporting requirements under Indian company law.

3.    Tax Considerations. The Employer shall have the right to withhold, or require the Participant to remit to the Employer, an amount towards taxes computed at the applicable rate at the time of allotment of the Shares to the Participant on the value of benefit (in the form of allotment of Shares) which shall be chargeable to tax in the hands of the Participant as salary.

The value of benefit shall be the aggregate Fair Market Value (“FMV”) of the Shares on the date of vesting.

The FMV of the Shares shall be the value as determined by a Category I Merchant Banker registered with the Securities and Exchange Board of India on the specified date, being the vesting date or any date not being a date which is more than 180 days earlier than the date of vesting.

5.    Data Privacy. By entering into the Agreement, Participant consents to the processing, collection, disclosure and transfer of Data by Company for the Purposes.

NORWAY

The provisions of this Country Schedule for Norway provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Norway for tax, labour or securities law purposes.

1.    Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that, in the event of termination of the Participant’s employment, the Participant’s rights to vest the RSUs under the Plan, if any, will terminate effective as of the date of the termination notice, and will not be extended by any notice period or agreed “garden leave”; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed for purposes of Participant’s RSUs.

2.    Definitions. For all purposes of this Agreement and the Plan, Clause 23(c)(iv) and Clause 20(c)(v) regarding the Definition of the term “Good Reason” do not apply to Participants whose employment are governed by Norwegian Law.

3.    Exhibit A. The provisions on Confidentiality and Non-Compete in Exhibit A only apply as far as allowed subject to Norwegian law for Participants whose employment are governed by Norwegian law.

SINGAPORE

The provisions of this Country Schedule for Singapore provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Singapore for tax, labour or securities law purposes.

1.    Securities Law Information. The award of the RSUs and the issuance and delivery of the Shares pursuant to the Plan is being made in reliance of section 273(1)(f) of the Securities and Futures Act, Chapter 289 of Singapore (“SFA”) for which it is exempt from the prospectus requirements under the SFA.

2.    Insider Trading. A Participant should be aware of the Singapore insider trading regulations, which may impact the Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under Division 3 of the Part XII of the SFA, a Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g. RSUs) when (a) the Participant possess information that is not generally available but, if the information were generally available, a reasonable person would expect it to have a material effect on the price or value of the Shares, and (b) the Participant knows that the information is not generally available and, if it were generally available, it might have a material effect on the price or value of those Shares.

3.    Director / CEO Notification Obligation. If the Participant is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), the Participant is subject to certain disclosure / notification requirements under the Companies Act, Chapter 50 of Singapore. Among these requirements is an obligation to notify the Singapore Company in writing when the Participant acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g. the RSUs). In addition, the Participant must notify the Singapore Company when the Participant disposes of such interest in the Company (including when the Participant acquires or transfers Shares issued upon vesting and settlement of the RSUs). These notifications must be made within two business days of acquiring or disposing of any such interest in the Company. In addition, a notification of the Participant’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable).

In this regard:

(a)    A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

(b)    A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who:

(i)    is in direct employment of, or acting for or by arrangement with, the company; and

(ii)    is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

(c)    The Singapore Company will be deemed to be related to the Company if the Singapore Company is:

(i)    the holding company of the Company;

(ii)    a subsidiary of the Company; or

(iii)    a subsidiary of the holding company of the Company.

(d)    “Business day” means any day other than a Saturday, Sunday or public holiday in
Singapore.

4.    Taxation Information. In the event that a Participant should be granted an award of the RSU in connection with the Participant’s employment in Singapore, any gains or profits derived by the Participant arising from the vesting of such RSU will be taxable in Singapore as part of the Participant’s employment remuneration when the RSU vests, regardless of where the Participant is at the time the RSU vests. The Participant may, however, be eligible to enjoy deferment of the payment of tax, arising from RSU gains under incentive schemes operated by the Inland Revenue Authority of Singapore (“IRAS”) if the qualifying criteria relating thereto are met. Interest will be chargeable for the deferral of tax. If granted, the Employee can defer payment of tax on the RSU gains for any period of time up to a maximum of 5 years, subject to filing formalities to be made by the Participant. The Participant is advised to seek professional tax advice as to the Participant’s tax liabilities including, to the extent the Participant is a foreigner, how such gains or profits aforesaid will be taxed at the time the Participant ceases to work in Singapore.

All taxes (including income tax) arising from the award of any RSU or the vesting of any RSU thereon shall be borne by the Participant.

Where the Participant is neither a Singapore citizen nor a Singapore Permanent Resident and is about to leave employment with the Employer (as defined below), the Employer may be required under the Income Tax Act 1947 to deduct or withhold taxes arising from the vesting of the RSU from the Participant’s emoluments. The Employer is required to withhold all monies due to the Participant from the day the Employee notifies his/her intention to cease employment or when the Employer notifies the Employee of the termination of employment. An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employer and paid to the IRAS. Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employer” shall mean the Company, a Singapore Subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

6.    Data Privacy. By entering into the Agreement, Participant consents to the processing and transfer of Data by Company for the Purposes.

UNITED KINGDOM

The Agreement together with these UK specific terms form the rules of the employee share scheme applicable to the United Kingdom based Employees of the Company and any Subsidiaries. All Awards granted to Employees of the Company or any Subsidiaries who are based in the United Kingdom will be granted on similar terms. This Agreement incorporates the terms of the Plan with the exception that in the United Kingdom only Employees of the Company or any Subsidiaries are eligible to be granted RSUs. Other Eligible Individuals who are not Employees are not eligible to receive RSUs in the United Kingdom.

1.    Tax Indemnity. Participant agrees to indemnify and keep indemnified the Company, any Subsidiary, any Parent and his/her Employer, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and (at the discretion of the Company) employer’s National Contributions (or other similar obligations to pay tax and social security wherever in the world arising) that is attributable to (1) the grant and/or vesting of the RSUs; (2) the acquisition by Participant of the Shares (3) any or all of the restrictions that apply to any of the Shares ceasing to apply to the Shares or otherwise being varied, or (4) the disposal of any Shares (each of those events referred to as a “Taxable Event”)).

2.    Tax Liability. RSUs will not vest or be acquired by Participant until Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the grant or vesting of the Awards and/or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until Participant has satisfied this obligation.

3.    Election. Participant undertakes that, upon request by the Company, he/she will (on or within 14 days of acquiring the Shares) join with his/her Employer in electing, pursuant to Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”) that, for relevant tax purposes, the market value of the Shares acquired on Vesting of the RSUs on any occasion will be calculated as if the Shares were not restricted and Sections 425 to 430 (inclusive) of ITEPA are not to apply to such Shares.

4.    Acknowledgement. Participant acknowledges that neither this UK Agreement nor the Plan has been issued, nor has it been approved by, an authorised person within the meaning of the Financial Services and Markets Act 2000 of the United Kingdom and is being directed at the Participant because the offer to which this UK Agreement and the Plan relate has been determined as having regard to the Participant’s circumstances as an Employee of the Company or one of its Subsidiaries. This UK Agreement is strictly confidential and is not for distribution to, and may not be acted upon by, any other person other than the person to whom it has been specifically addressed.

5.    For the purposes of this Agreement and the Plan, the following defined term applies:

(a)    “Retirement” means the termination of the Participant’s employment at the age when he or she becomes eligible to receive a state pension in the UK.

(b)    “Restricted Area” means each country, territory, county, borough, or equivalent thereof in which (A) the Company or a Subsidiary that employs the Participant has customers or service assignments about which Participant received or obtained Confidential Information during his/her employment; (B) the Participant had a customer or service assignment for the Company or any Subsidiary in the one-year period preceding, or (C) in which the Company or any Subsidiary had a work site, job site, facility, or office at which the Participant had work activity for the Company or any Subsidiary in the one-year period preceding.